Exhibit 10.2

SECOND AMENDMENT TO ABL/TERM LOAN INTERCREDITOR AGREEMENT

THIS SECOND AMENDMENT TO ABL/TERM LOAN INTERCREDITOR AGREEMENT (this “Amendment”), dated as of December 17, 2019, is entered into by and among BANK OF AMERICA, N.A., as agent for the ABL Secured Parties (the “ABL Agent”), BANK OF AMERICA, N.A., as administrative agent for the Term Loan Secured Parties (the “Term Loan Agent”), and INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (the “Borrower”), on behalf of itself and the other Grantors.

W I T N E S S E T H :

WHEREAS, SUNTRUST BANK (the “Prior ABL Agent”), ROYAL BANK OF CANADA (the “Existing Term Loan Agent”), the Borrower and the other Grantors from time to time party thereto previously executed and delivered that certain ABL/Term Loan Intercreditor Agreement dated as of April 13, 2017, as amended by that certain First Amendment to ABL/Term Loan Intercreditor Agreement as of June 19, 2018 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, as of the date hereof, the ABL Agent has replaced the Prior ABL Agent as the ABL Agent for the ABL Secured Parties, and the Term Loan Agent has replaced the Existing Term Loan Agent as the Term Loan Agent for the Term Loan Secured Parties;

WHEREAS, the ABL Agent, the Term Loan Agent, the Borrower and the other Grantors desire to further amend certain provisions of the Intercreditor Agreement as set forth herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1.     Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Intercreditor Agreement shall have the meaning assigned to such term in the Intercreditor Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Intercreditor Agreement shall from and after the date hereof refer to the Intercreditor Agreement as amended hereby.

SECTION 2.     Amendment to Intercreditor Agreement.

(a)     The following definitions in Section 1.01(c) of the Intercreditor Agreement are hereby amended so that they read, each in its entirety, as follows:

“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the ABL Debt Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity. On the Second Amendment Effective Date, ABL Agent shall be Bank of America, N.A. as administrative agent under the ABL Credit Agreement.

“ABL Credit Agreement” means the credit agreement, dated as of the date hereof, among the Borrower, the ABL Agent, the lenders party thereto from time to time and the other agents named therein, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility, in each case (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in each case, to the extent not prohibited by the terms hereof). On the Second Amendment Effective Date, the ABL Credit Agreement shall be that certain Credit Agreement dated as of September 26, 2019 among Bank of America, N.A., as administrative agent, the lenders from time to time party thereto and Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Chicago, Illinois are authorized or required by law to remain closed.

“Maximum ABL Facility Amount” means the greatest of (i) a principal amount of $275,000,000, (ii) an amount equal to the Intercreditor Borrowing Base at the time the applicable ABL Debt Obligations were incurred and (iii) an amount equal to the aggregate principal amount of all Qualifying ABL Debt.

(b)     The following new definition is added to Section 1.01(c) in appropriate alphabetical order:

“Second Amendment Effective Date” means December 17, 2019.

SECTION 3.     Condition Precedent. This Amendment shall become effective only upon the satisfaction of the following condition precedent: the ABL Agent’s receipt of this Amendment duly executed by each of (i) the ABL Agent, (ii) the Term Loan Agent, and (iii) the Borrower.

SECTION 4.     Miscellaneous Terms.

(a)     Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Intercreditor Agreement shall be and remain in full force and effect, and shall constitute the legal and binding obligation of each party thereto, enforceable against such party in accordance with their respective terms.

(a)     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Amendment.

(b)     Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(c)     Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(d)     Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(e)     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to ABL/Term Loan Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ABL AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Brian Scawinski
Name:	Brian Scawinski
Title:	Authorized Signatory

TERM LOAN AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

BORROWER:

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President and Chief
Financial Officer